EXHIBIT 99.1

SLR Investment Corp. Announces Quarter Ended June 30, 2022 Financial Results; Reports Net Investment Income of $0.37 Per Share

NEW YORK, Aug. 02, 2022 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company” or “SLRC”), today reported net investment income of $20.3 million, or $0.37 per share, for the second fiscal quarter of 2022 compared to net investment income, pre-merger related expenses, of $14.8 million, or $0.35 per share, in Q1, 2022. The Company completed its acquisition of SLR Senior Investment Corp. (“SUNS”) on April 1, 2022.

At June 30, 2022, net asset value (NAV) was $18.53 per share compared to $19.56 per share at March 31, 2022. Approximately one-third of the decline in NAV is the result of merger accounting of the purchase price discount.

In April 2022, after the closing of the merger with SUNS, SLRC modified the frequency of its distributions from quarterly to monthly. For the quarter ended June 30, 2022, the Company paid monthly distributions totaling $0.41 per share.

On August 2, 2022, the Company’s Board of Directors (the “Board”) declared a monthly distribution of $0.136667 per share payable on September 1, 2022 to stockholders of record as of August 18, 2022. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At June 30, 2022:
Comprehensive Investment Portfolio* fair value: $2.7 billion
Number of portfolio companies: >780
Net assets: $1.0 billion
Net asset value per share: $18.53
Net debt-to-equity: 0.96x
Available capital**: approximately $850 million, subject to borrowing base availability

Comprehensive Investment Portfolio Activity*** for the Quarter Ended June 30, 2022:
Investments made during the quarter: $274.8 million Investments prepaid and sold during the quarter: $199.3 million

Operating Results for the Quarter Ended June 30, 2022:
Net investment income: $20.3 million Net investment income per share: $0.37 Net realized and unrealized loss: $35.9 million Net decrease in net assets from operations: $15.6 million Loss per share: $0.29

* The Comprehensive Investment Portfolio for the quarter ended June 30, 2022 is comprised of SLRC’s investment portfolio and the full portfolios of SLR Credit Solutions (“SLR-CS”), SLR Equipment Finance (“SLR-EF”), Kingsbridge Holdings, LLC (“KBH”), SLR Business Credit (“SLR-BC”) and SLR Healthcare ABL (“SLR-HC ABL”) owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and excludes the Company’s fair value of the equity interests in the Commercial Finance Portfolio Companies and the Company’s loans to SLR-EF and KBH.

** Please see Liquidity and Capital Resources below.

*** Comprehensive Investment Portfolio Activity for the quarter ended June 30, 2022 includes the gross originations through the Company’s Commercial Finance Portfolio Companies and excludes the $624.3 million fair value of the Comprehensive Investment Portfolio acquired in the acquisition of SUNS.

“The realization of merger synergies, the permanent reduction of the annual base management fee, the announced share repurchase plan, and the increase in yields are expected to accelerate growth in SLRC’s net investment income and ROE. Additionally, our $566 million of unsecured fixed rate debt limits the impact of rising rates on our borrowing cost,” said Michael Gross, Co-CEO of SLR Investment Corp. “As a result, we expect our quarterly NII to fully cover our distributions sooner than we had projected at the time of the merger announcement.”

“We have over $800 million of available capital to invest and the current market dislocation creates the opportunity to grow our portfolio with investments across our asset classes at higher yields and better terms,” said Bruce Spohler, Co-CEO of SLR Investment Corp. “Our diversified investment strategies focused on senior secured first lien lending are well positioned to thrive in the current volatile market environment.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, August 3, 2022. All interested parties may participate in the conference call by dialing (800) 245-3047 approximately 5-10 minutes prior to the call, international callers should dial +1 (785) 424-1699. Participants should reference SLR Investment Corp. and Conference ID: SLRC2Q22. A telephone replay will be available until August 17, 2022 and can be accessed by dialing (800) 839-9374. International callers should dial +1 (402) 220 6087. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through SLR Investment Corp.’s website, www.slrinvestmentcorp.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended June 30, 2022, SLRC had total originations of $274.8 million excluding the acquisition of the SUNS portfolio and repayments and amortization of $199.3 million across its four core asset classes: sponsor finance, asset-based lending, equipment finance, and life science finance resulting in net originations of $75.5 million to the Comprehensive Investment Portfolio.

The investment activity of our Comprehensive Investment Portfolio by asset class for the quarter ended June 30, 2022 was as follows:

Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations(4)	$71.9	$98.1	$101.2	$3.6	$274.8
Repayments / Amortization	$10.4	$52.3	$90.7	$45.9	$199.3
Net Portfolio Activity	$61.5	$45.8	$10.5	$(42.3)	$75.5

(1) Sponsor Finance refers to cash flow loans to sponsor-owned companies.
(2) Includes SLR-CS, SLR-BC and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet.
(3) Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio.
(4) Total Originations does not include the $624.3 million fair value of the Comprehensive Investment Portfolio acquired in the acquisition of SUNS.

Portfolio Composition

SLRC’s Comprehensive Investment Portfolio composition by asset class at June 30, 2022 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(4)
	($mm)%
Senior Secured Investments Cash Flow Loans (Sponsor Finance)	$646.5	23.9%	8.1%
Asset-Based Loans(1)	$857.6	31.8%	10.4%
Equipment Financings(2)	$896.5	33.2%	9.8%
Life Science Loans	$293.7	10.9%	10.4%
Total Senior Secured Investments	$2,694.3	99.8%	9.6%
Equity and Equity-like Securities	$5.5	0.2%
Total Comprehensive Investment Portfolio	$2,699.8	100.0%
Floating Rate Investments(3)	$1,744.6	64.6%
First Lien Senior Secured Loans	$2,624.8	97.2%
Second Lien Senior Secured Cash Flow Loans	$10.0	0.4%
Second Lien Senior Secured Asset-Based Loans	$59.5	2.2%

(1) Includes SLR-CS, SLR-BC, and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet, and excludes the Company’s equity investments in each of SLR-CS, SLR-BC, and SLR-HC ABL.
(2) Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio. Excludes the Company’s equity and debt investments in each of SLR-EF and KBH.
(3) Floating rate investments are calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases held by KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(4) The weighted average asset yield for cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The yield calculation of Life Science loans excludes the impact of success fees and/or warrants. The weighted average yield for on-balance sheet equipment financings is calculated based on the expected average life of the loan. The weighted average asset yield for SLR-CS asset-based loans is an Internal Rate of Return calculated using actual cash flows received and the expected terminal value. The weighted average asset yield for SLR-BC and SLR-HC ABL represents total interest and fee income for the three-month period ending on June 30, 2022 against the average portfolio over the same fiscal period, annualized. The weighted average asset yield for SLR-EF represents total interest and fee income for the three-month period ending on June 30, 2022 against the portfolio as of June 30, 2022, annualized. The weighted average yield for the KBH equipment leasing portfolio represents the expected return on equity during 2022.

The Comprehensive Investment Portfolio is diversified across over 780 unique borrowers in over 100 industries and with an average exposure of $3.5 million, or 0.1% per issuer.

At June 30, 2022, 99.8% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans, comprised of 97.2% first lien senior secured loans and approximately 2.6% second lien senior secured loans, of which 0.4% were second lien cash flow loans and 2.2% were second lien asset-based loans.

The weighted average yield at fair value of the income-producing investments in the Comprehensive Investment Portfolio was 9.6% at June 30, 2022.

SLR Investment Corp. Portfolio

Asset Quality

As of June 30, 2022, on a fair value basis, 99.4% of the Company’s portfolio was performing.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of June 30, 2022, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$374.6	18.8%
2	$1,580.9	79.3%
3	$26.9	1.3%
4	$11.3	0.6%

Investment Income Contribution by Asset Class(1)

For the Quarter Ended:	Sponsor Finance	Asset-based Finance	Equipment Finance	Life Science Finance	Total ($mm)
6/30/2022	$12.0	$11.2	$8.7	$10.9	$42.8
% Contribution	28.0%	26.1%	20.3%	25.6%	100%

(1) Investment Income Contribution by Asset Class includes: interest income/fees from Sponsor Finance (cash flow) loans on balance sheet; income/fees from Asset-based loans on balance sheet and distributions from SLR-CS, SLR-BC and SLR-HC ABL; income/fees from equipment financings on balance sheet and distributions from SLR-EF and distributions from KBH; and income/fees from life science loans on balance sheet.

SLR Investment Corp.’s Results of Operations for the Quarter Ended June 30, 2022 compared to the Quarter Ended June 30, 2021.

Investment Income

For the fiscal quarters ended June 30, 2022 and 2021, gross investment income totaled $42.8 million and $35.6 million, respectively. The increase in gross investment income for the year over year three month periods was primarily due to a larger portfolio size as a result of the merger with SUNS, as well as due to an increase in LIBOR and SOFR.

Expenses

Net expenses totaled $22.5 million and $20.1 million, respectively, for the fiscal quarters ended June 30, 2022 and 2021. The increase in expenses for the year over year period was primarily due to higher interest expense associated with the increase in LIBOR and SOFR.

Net Investment Income

The Company’s net investment income totaled $20.3 million and $15.5 million, or $0.37 and $0.37 per average share, respectively, for the fiscal quarters ended June 30, 2022 and 2021.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gains (losses) for the fiscal quarters ended June 30, 2022 and 2021 totaled ($35.9) million and $3.0 million, respectively.

Net Increase (Decrease) in Net Assets Resulting From Operations

For the quarters ended June 30, 2022 and 2021, the Company had a net increase (decrease) in net assets resulting from operations of $(15.6) million and $18.6 million, respectively. For the quarters ended June 30, 2022 and 2021, earnings (loss) per average share were $(0.29) and $0.44, respectively.

Liquidity and Capital Resources

Unsecured Notes Repayment

On May 8, 2022, the Company repaid in full at maturity the $150.0 million of 2022 Unsecured 5-year Notes which was issued at a blended rate of approximately 4.5%.

Credit Facilities and Available Capital

With the closing of the merger, the Company assumed SUNS’ $225 million SPV revolver credit facility and $85 million of senior unsecured notes. At June 30, 2022, the Company had $340.6 million drawn on its $825 million revolving credit facilities, $100 million of term loans and $566 million of unsecured senior notes.

Including $28.9 million of cash on hand and credit facility capacity at SLRC and its Commercial Finance Portfolio Companies, the Company had access to approximately $850 million of available capital, subject to borrowing base limitations.

Leverage

On June 30, 2022, the Company’s net debt-to-equity was 0.96x. SLRC’s current leverage provides a significant cushion to its regulatory asset coverage limit of 2.0x debt-to-equity as well as its target leverage ratio of 0.9x – 1.25x.

Unfunded Commitments

At June 30, 2022, excluding commitments to SLR-CS, SLR-HC ABL, and SLR-EF, the Company had unfunded commitments of $317.2 million, including $35.1 million of revolver commitments.

Share Repurchase Program

On May 3, 2022, SLRC’s Board authorized the Company to adopt a program for the purpose of repurchasing up to $50 million of SLRC’s outstanding shares of common stock. Under the repurchase program, the Company may, but is not obligated to, repurchase shares of SLRC’s outstanding common stock in the open market from time to time provided the Company’s compliance with its code of ethics and the guidelines specified in Rule 10b-18 of the Securities Exchange Act of 1934, as amended, including certain price, market volume and timing constraints. In addition, any repurchases will be conducted in accordance with the Investment Company Act of 1940, as amended. Unless amended or extended by our Board, the repurchase program is expected to be in place until the earlier of May 1, 2023 or until $50 million of our outstanding shares of common stock have been repurchased. The timing and number of shares to be repurchased will depend on a number of factors, including market conditions. There are no assurances that the Company will engage in any repurchases. As of June 30, 2022, no repurchases have taken place.

Subsequent Events

Distributions

On July 6, 2022, the Company’s Board declared a monthly distribution of $0.136667 per share payable on August 2, 2022 to stockholders of record as of July 21, 2022.

On August 2, 2022, the Company’s Board declared a monthly distribution of $0.136667 per share payable on September 1, 2022 to stockholders of record as of August 18, 2022.

The specific tax characteristics of the distributions will be reported to stockholders on Form 1099 after the end of the calendar year.

Financial Statements and Tables

SLR Investment Corp.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	June 30, 2022 (unaudited)	December 31, 2021
Assets
Investments at fair value:
Companies less than 5% owned (cost: $1,248,727 and $985,088, respectively)	$1,197,877	$964,379
Companies more than 25% owned (cost: $819,161 and $711,865, respectively)	795,833	706,203
Cash	28,885	2,935
Cash equivalents (cost: $348,892 and $320,000, respectively)	348,819	320,000
Dividends receivable	10,643	9,028
Interest receivable	8,384	6,521
Receivable for investments sold	1,085	1,378
Prepaid expenses and other assets	927	567
Total assets	$2,392,453	$2,011,011

Liabilities
Debt ($1,006,600 and $818,500 face amounts, respectively, reported net of unamortized debt issuance costs/market discount of $8,519 and $6,462, respectively.)	$998,081	$812,038
Payable for investments and cash equivalents purchased	348,912	320,041
Distributions payable	7,486	17,327
Management fee payable	6,916	7,435
Performance-based incentive fee payable	3,376	1,864
Interest payable	7,110	4,492
Administrative services payable	956	2,689
Other liabilities and accrued expenses	4,463	2,844
Total liabilities	$1,377,300	$1,168,730

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 54,772,651 and 42,260,826 shares issued and outstanding, respectively	$548	$423
Paid-in capital in excess of par	1,163,713	936,999
Accumulated distributable net loss	(149,108)	(95,141)
Total net assets	$1,015,153	$842,281
Net Asset Value Per Share	$18.53	$19.93

SLR Investment Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended
	June 30, 2022	June 30, 2021
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$28,855	$22,483
Companies more than 25% owned	1,922	2,886
Dividends:
Companies more than 25% owned	11,083	9,832
Other income:
Companies less than 5% owned	925	356
Companies more than 25% owned	(5)	15
Total investment income	42,780	35,572

EXPENSES:
Management fees	$6,913	$6,890
Performance-based incentive fees	4,734	3,879
Interest and other credit facility expenses	10,352	7,146
Administrative services expense	1,369	1,375
Other general and administrative expenses	476	763
Total expenses	23,844	20,053
Performance-based incentive fees waived	(1,358)	—
Net expenses	22,486	20,053
Net investment income	$20,294	$15,519

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain (loss) on investments and cash equivalents (companies less than 5% owned)	$(105)	$561
Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(11,764)	1,745
Companies more than 25% owned	(24,071)	742
Net change in unrealized gain (loss) on investments and cash equivalents	(35,835)	2,487
Net realized and unrealized gain (loss) on investments and cash equivalents	(35,940)	3,048

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(15,646)	$18,567
EARNINGS (LOSS) PER SHARE	$(0.29)	$0.44

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured loans including first lien and second lien debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of SLRC and distribution projections; business prospects of SLRC and the prospects of its portfolio companies; and the impact of the investments that SLRC expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the expected synergies and savings associated with the two-step merger of SUNS with and into SLRC (the “Merger”); (ii) the ability to realize the anticipated benefits of the Merger, including the expected elimination of certain expenses and costs due to the Merger; (iii) changes in the economy, financial markets and political environment; (iv) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, natural disasters or the COVID-19 pandemic; (v) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (vi) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; (vii) general considerations associated with the COVID-19 pandemic; and (viii) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
(646) 308-8770